UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2008

Aberdeen Global Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

Securities Act File No. 33-46853

Investment Company Act File No. 811-06342

800 Scudders Mill Road,

Plainsboro, New Jersey 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-866-839-5233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Aberdeen Global Income Fund, Inc. has resolved to redeem the US$30 million outstanding Series W-7 shares (CUSIP: 003013208) of Auction Market Preferred Stock (the “AMPS”) pursuant to their terms and replace the AMPS with borrowing of an equivalent amount from a major financial institution.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed as part of this report:

(99.1)	Press Release

(99.2)	Notice of Redemption

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aberdeen Global Income Fund, Inc. (Registrant)

Date: March 7, 2008	/s/ Christian Pittard
Christian Pittard Vice President